EXHIBIT 1.1

CITIZENS AUTO LOAN TRUST 20[    ]-[    ]

CITIZENS AUTO RECEIVABLES, LLC

(DEPOSITOR)

$[            ] [        ]% Auto Loan Asset Backed Class A-1 Notes

$[            ] [        ]% Auto Loan Asset Backed Class A-2 Notes

$[            ] [        ]% Auto Loan Asset Backed Class A-3 Notes

$[            ] [LIBOR] + [        ]% Auto Loan Asset Backed Class A-4 Notes

FORM OF

UNDERWRITING AGREEMENT

[            ], 20[    ]

[            ]

as a Representative of the Several Underwriters

[            ]

[            ]

Ladies and Gentlemen:

SECTION 1. Introductory. Citizens Auto Receivables, LLC (the “Depositor” or the “Seller”) proposes to transfer $[            ] aggregate principal amount of [    ]% Auto Loan Asset Backed Class A-1 Notes (the “Class A-1 Notes”), $[            ] aggregate principal amount of [    ]% Auto Loan Asset Backed Class A-2 Notes (the “Class A-2 Notes”), $[            ] aggregate principal amount of [    ]% Auto Loan Asset Backed Class A-3 Notes (the “Class A-3 Notes”) and $[            ] aggregate principal amount of [LIBOR] + [    ]% Auto Loan Asset Backed Class A-4 Notes (the “Class A-4 Notes”, and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”) to the several underwriters set forth on Schedule I (each, an “Underwriter” and collectively, the “Underwriters”), for whom you are acting as representative (the “Representative”). The Notes will be issued pursuant to an Indenture, dated as of [            ] (as amended, supplemented or modified from time to time, the “Indenture”), between Citizens Auto Loan Trust 20[    ]-[     ] (the “Issuer”) and [            ], as indenture trustee (in such capacity, the “Indenture Trustee”). The assets of the Issuer include, among other things, motor vehicle retail installment sale contracts or installment loans secured by a combination of new or used automobiles or light-duty trucks (the “Receivables”) and certain related rights. The Receivables will be sold to the Issuer by the Seller and will be serviced for the Issuer by Citizens Automobile Finance, Inc. (“CAF”), as servicer (in such capacity, the “Servicer”).

Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Appendix A to the Sale and Servicing Agreement, dated as of [            ] (as amended, supplemented or modified from time to time, the “Sale and Servicing Agreement”), among the Servicer, the Issuer, the Seller and the Indenture Trustee. Pursuant to Rule 15c6-1(d) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Underwriters, the Seller

and CAF hereby agree that the “Closing Date” shall be [                ], 10:00 a.m., New York City time (or at such other place and time on the same or other date as shall be agreed to in writing by the Representative and the Seller).

The Seller has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (having the registration number 333-[        ]), including a form of prospectus, relating to the Notes. The registration statement as amended has been declared effective by the Commission not more than three years prior to the Closing Date or, the Seller has prepared and filed (before the expiration of such three year period) with the Commission in accordance with the provisions of the Securities Act, a new shelf registration statement on Form S-3 and such new registration statement includes unsold securities covered by the earlier registration statement, which such unsold securities may continue to be offered and sold until the earlier of the effective date of the new registration statement or 180 days after the third anniversary of the initial effective date of the prior registration statement, as permitted pursuant to paragraph (a)(5) of Rule 415 of the Securities Act. If any post-effective amendment has been filed with respect thereto, prior to the execution and delivery of this Underwriting Agreement (this “Agreement”), the most recent such amendment is effective upon filing with the Commission pursuant to Rule 462 of the Securities Act or has been declared effective by the Commission. Such registration statement, as amended at the time of effectiveness, including all material incorporated by reference therein and including all information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, is referred to in this Agreement as the “Registration Statement.” The Seller proposes to file with the Commission pursuant to Rule 424(b) under the Securities Act (“Rule 424(b)”) a supplement (the “Prospectus Supplement”) to the prospectus included in the Registration Statement (such prospectus, in the form it appears in the Registration Statement or in the form most recently revised and filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Base Prospectus”) relating to the Notes and the method of distribution thereof. The Base Prospectus and the Prospectus Supplement, together with any amendment thereof or supplement thereto, is hereinafter referred to as the “Prospectus.”

Prior to [        ] [a.m.] [p.m.] (Eastern Time) (U.S.) on [            ] (i.e., the date and time the first Contract of Sale (as defined below) for the Notes (the “Time of Sale”) was entered into as designated by the Representative), the Seller had prepared a preliminary prospectus, dated [            ] (subject to completion). As used herein, “Preliminary Prospectus” means, with respect to any date or time referred to herein, the most recent preliminary Prospectus (as amended or supplemented, if applicable), which has been prepared and delivered by the Seller to the Underwriters in accordance with the provisions hereof.

Pursuant to this Agreement, and subject to the terms hereof, the Seller agrees to sell to the Underwriters, the respective principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I.

SECTION 2. Representations and Warranties. The Seller represents and warrants to and agrees with you that:

(a) (i) The Seller has prepared and filed the Registration Statement with the Commission in accordance with the provisions of the Securities Act, including a form of prospectus, relating to the Notes. The registration statement as amended has been declared effective by the Commission. The conditions to the use of a registration statement on Form S-3 under the Securities Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Securities Act, have been satisfied with respect to the Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission.

(ii) On the most recent effective date of the Registration Statement, the Registration Statement conformed in all material respects with the applicable requirements of the Securities Act, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the Closing Date, the Registration Statement and, on the date hereof and on the Closing Date, the Prospectus will conform in all material respects with the applicable requirements of the Securities Act, and (x) the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (y) the Prospectus and the Designated Static Pool Information (as defined below), taken together, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to (I) that part of the Registration Statement which constitutes the Statements of Eligibility of Qualification (Form T-1) of the Indenture Trustee or other indenture trustees under the Trust Indenture Act or (II) Underwriter Information (as defined in Section 9(b) hereof). As used herein the term “Designated Static Pool Information” shall mean the static pool information referred to in the Preliminary Prospectus and set forth in Appendix A – “Static Pool Information Regarding Certain Previous Receivables Pools” but deemed to be excluded from the Registration and Prospectus pursuant to Item 1105(d) of Regulation AB.

(iii) The Preliminary Prospectus at the Time of Sale did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information contained in or omitted from either the Registration Statement or the Prospectus based upon Underwriter Information (as defined in Section 9(b) hereof).

(iv) Other than the Preliminary Prospectus and the Prospectus, the Issuer (including its agents and representatives other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication”, including any “free writing prospectus” (both as defined in Rule 405 under the Securities Act), that constitutes an offer to sell or solicitation of any offer to buy the Notes.

(b) The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any amendment or supplement thereto (other than documents filed by Persons other than the Seller), when they became or become effective under the Securities Act or were or are filed with the Commission under the Exchange Act, as the case may be, conformed or will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(c) As of the Closing Date and as of the date hereof, the Seller’s representations and warranties in the Transaction Documents will be true and correct.

(d) This Agreement has been duly authorized, executed and delivered by the Seller and CAF.

(e) Neither the Seller nor CAF nor anyone acting on their behalf has taken any action that would require registration of the Seller or the Issuer under the Investment Company Act of 1940, as amended (the “Investment Company Act”); nor will the Seller or CAF act, nor has either of them authorized nor will either of them authorize any person to act, in such manner.

(f) The Indenture has been duly qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”), as amended.

(g) Since [            ], there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, earnings, business or operations of the Seller, CAF or Charter One Bank, N.A. (“Charter One Bank”), and their respective subsidiaries, taken as a whole, except as disclosed to you in writing prior to the date hereof.

(h) The Seller acknowledges that in connection with the offering of the Notes: (1) the Underwriters have acted at arms’ length, are not agents of, and owe no fiduciary duties to, the Seller or any other person, (2) the Underwriters owe the Seller only those duties and obligations set forth in this Agreement and (3) the Underwriters may have interests that differ from those of the Seller. The Seller waives to the fullest extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offer of the Notes.

(i) The Seller was not, on the date on which the first bona fide offer of the Notes sold pursuant to this Agreement was made, an “ineligible issuer” as defined in Rule 405 under the Securities Act.

SECTION 3. Purchase, Sale and Delivery of Notes. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Seller agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase the respective principal amount of each class of Notes set forth opposite the name of such Underwriter on Schedule I at a purchase price equal to the following

percentages of the aggregate principal amounts thereof: (i) in the case of the Class A-1 Notes, [        ]%, (ii) in the case of the Class A-2 Notes, [        ]%, (iii) in the case of the Class A-3 Notes, [        ]% and (iv) in the case of the Class A-4 Notes, [        ]%. Delivery of and payment for the Notes shall be made at the offices of Mayer Brown LLP, at 10:00 a.m. (New York City time) on the Closing Date. Delivery of one or more global notes representing Notes shall be made against payment of the aggregate purchase price in immediately available funds drawn to the order of the Seller. The global notes to be so delivered shall be registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive Notes representing the Notes will be available only under limited circumstances.

SECTION 4. Offering by Underwriters.

(a) Subject to the satisfaction of the conditions in Section 6, each Underwriter shall purchase the Notes for resale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such Notes are to be sold, then after the Notes are released for sale to the public, the Underwriters may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the National Association of Securities Dealers, Inc. (“NASD”) and other terms of sale hereunder and under such selling arrangements.

(b) Notwithstanding the foregoing, each Underwriter agrees that it has not and will not offer or sell any Notes within the United States, its territories or possessions or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

(c) Notwithstanding the foregoing, each Underwriter agrees that it has not and will not violate any applicable securities laws in its offer or sale of any Notes within any other country, its territories or possessions or to persons who are citizens thereof or residents therein.

(d) Each Underwriter agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer;

(ii) it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995, as amended (the “Regulations”) and the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

(iii) after the Closing Date, it will provide the Seller with a list of all foreign jurisdictions related to any written confirmations of sale of Notes it has sent.

(e) Each Underwriter agrees that (i) if the Prospectus is not delivered with the confirmation in reliance on Rule 172 under the Securities Act, it will include in every confirmation sent out by such Underwriter the notice required by Rule 173 under the Securities Act informing the investor that the sale was made pursuant to the Registration Statement and that the investor may request a copy of the Prospectus from such Underwriter; (ii) if a paper copy of the Prospectus is requested by a person who receives a confirmation, such Underwriter shall deliver a printed or paper copy of such Prospectus; and (iii) if an electronic copy of the Prospectus is delivered by an Underwriter for any purpose, such copy shall be the same electronic file containing the Prospectus in the identical form transmitted electronically to such Underwriter by or on behalf of the Seller specifically for use by such Underwriter pursuant to this Section 4(e); for example, if the Prospectus is delivered to an Underwriter by or on behalf of the Seller in a single electronic file in ..pdf format, then such Underwriter will deliver the electronic copy of the Prospectus in the same single electronic file in .pdf format. Each Underwriter further agrees that if it delivers to an investor the Prospectus in .pdf format, upon such Underwriter’s receipt of a request from the investor within the period for which delivery of the Prospectus is required, such Underwriter will promptly deliver or cause to be delivered to the investor, without charge, a paper copy of the Prospectus.

(f) Prior to the Closing Date, the Representative shall notify CAF and the Seller of (i) the date on which the Preliminary Prospectus is first used and (ii) the time of the first Contract of Sale to which such Preliminary Prospectus Supplement relates.

(g) Each Underwriter represents and agrees (i) that it did not enter into any Contract of Sale for any Notes prior to the Time of Sale and (ii) that it will, at any time that such Underwriter is acting as an “underwriter” (as defined in Section 2(a)(11) of the Securities Act) with respect to the Notes, deliver to each investor to whom Notes are sold by it during the period prior to the filing of the final Prospectus (as notified to the Underwriters by the Seller), prior to the applicable time of any such Contract of Sale with respect to such investor, the Preliminary Prospectus.

(h) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter represents and agrees with the Seller that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(i) to legal entities that are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(ii) to any legal entity that has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this Section 4(h), (A) the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, (B) the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State and (C) the countries comprising the “European Economic Area” are Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Slovak Republic, Romania, Slovenia, Spain, Sweden, United Kingdom, Iceland, Liechtenstein and Norway.

(i) If the Seller, CAF or an Underwriter determines or becomes aware that any “written communication” (as defined in Rule 405 under the Securities Act) (including without limitation the Preliminary Prospectus) or oral statement (when considered in conjunction with all information conveyed at the time of the “contract of sale” within the meaning of Rule 159 under the Securities Act and all Commission guidance relating to such rule (the “Contract of Sale”)) made or prepared by the Seller or such Underwriter contains an untrue statement of material fact or omits to state a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading at the time that a Contract of Sale was entered into, either the Seller or such Underwriter may prepare corrective information, with notice to the other party and such Underwriter shall deliver such information in a manner reasonably acceptable to both parties, to any person with whom a Contract of Sale was entered into based on such written communication or oral statement, and such information shall provide any such person with the following:

(i) adequate disclosure of the contractual arrangement;

(ii) adequate disclosure of the person’s rights under the existing Contract of Sale at the time termination is sought;

(iii) adequate disclosure of the new information that is necessary to correct the misstatements or omissions in the information given at the time of the original Contract of Sale; and

(iv) a meaningful ability to elect to terminate or not terminate the prior Contract of Sale and to elect to enter into or not enter into a new Contract of Sale.

Any costs or losses incurred in connection with any such termination or reformation shall be subject to Section 9.

SECTION 5. Covenants of the Seller. The Seller (and, with respect to clauses (i), (j) and (k), CAF) covenants and agrees with the Underwriters that:

(a) If not already effective, the Seller will use its best efforts to cause the Registration Statement, and any amendment thereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Seller will file the Prospectus, properly completed, and any supplement thereto, with the Commission pursuant to and in accordance with the applicable Rules and Regulations within the time period prescribed. The Seller will advise you promptly of any such filing pursuant to Rule 424(b), or deemed effectiveness pursuant to Rule 462.

(b) The Seller will advise you promptly of: (i) any proposal to amend or supplement the Registration Statement as filed, or the Preliminary Prospectus or the Prospectus, and will not effect such amendment or supplement without first furnishing to you a copy of each such proposed amendment or supplement and obtaining your consent, which consent will not unreasonably be withheld, (ii) any request by the Commission for any amendment of or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus or for any additional information, (iii) the effectiveness of the Registration Statement, or of any amendment or supplement thereto or to the Preliminary Prospectus or the Prospectus, and (iv) the issuance by the Commission or, if the Seller has knowledge thereof, by any authority administering any state securities or blue sky laws of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose, and the Seller will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible the lifting of any issued stop order.

(c) If, during the period in which the Prospectus is required by federal securities law or regulation (in the opinion of counsel for the Representative) to be delivered in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Securities Act, the Seller (in compliance with subsection (b)) promptly will prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement that will correct such statement or omission or effect such compliance. Any such filing shall not operate as a waiver or limitation of any rights of the Underwriters hereunder.

(d) The Seller will make (or will cause the Issuer to make) generally available to the Noteholders (the sole Noteholders being the applicable clearing agency in the case of Book-Entry Notes (as defined in Appendix A to the Sale and Servicing Agreement)), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11 (a) of the Securities Act (including Rule 158 under the Securities Act) with respect to the Notes.

(e) The Seller will deliver to the Underwriters, without charge, copies of each Preliminary Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities and to such recipients as any Underwriter shall reasonably request.

(f) The Seller will arrange to qualify the Notes for offer and sale under the securities or blue sky laws of such jurisdictions as you reasonably shall request, and will maintain all such qualifications for so long as required for the distribution of the Notes and, thereafter, to the extent required by such jurisdictions.

(g) From the date hereof until the retirement of the Notes, or until none of the Underwriters maintains a secondary market in the Notes, whichever occurs first, the Seller will deliver to each of the Underwriters, through the Representative, the annual statement of compliance and any annual independent certified public accountants’ report furnished to the Indenture Trustee pursuant to the Sale and Servicing Agreement, as soon as such statements and reports are furnished to the Indenture Trustee.

(h) So long as any of the Notes are outstanding, the Seller will deliver to each of the Underwriters, through the Representative: (i) as soon as practicable after the end of each fiscal year, all documents required to be filed with the Commission pursuant to the Exchange Act, or any order of the Commission thereunder, (ii) all documents distributed to Noteholders and (iii) from time to time, any information concerning the Seller or the Issuer filed with any governmental or regulatory authority that is publicly available, as the Underwriters reasonably may request.

(i) On or before the Closing Date, CAF shall cause its computer records relating to the Receivables to be marked to show the Issuer’s ownership of the Receivables, and from and after the Closing Date neither the Seller nor CAF shall take any action inconsistent with the Issuer’s ownership of the Receivables other than as permitted by the Transaction Documents.

(j) To the extent, if any, that any of the ratings assigned to the Notes by any of the rating agencies that initially rate the Notes are conditional upon the furnishing of documents or the taking of any other actions by the Seller or CAF, as the case may be, the relevant party shall furnish, or cause to be furnished, such documents and take any such other actions as promptly as possible.

(k) From the date hereof until seven days after the Closing Date, none of the Seller, CAF or any trust, including the Issuer, originated, directly or indirectly, by the Seller or CAF will offer to sell or sell anywhere any securities similar to the Notes that are collateralized by (directly or indirectly), or evidence an ownership interest in, motor vehicle installment loans or retail installment sales contracts without the prior written consent of each of the Underwriters.

SECTION 6. Payment of Expenses. Except as otherwise agreed in writing by the Seller and the Representative, the Seller will pay all expenses (including legal fees and disbursements) incident to the transactions contemplated by this Agreement, including: (a) the printing and filing of the Registration Statement, each Preliminary Prospectus and the Prospectus, and each amendment or supplement thereto, and delivery of copies thereof to the Underwriters, (b) the preparation of this Agreement, (c) the preparation, issuance and delivery of the Notes to the Underwriters (or any appointed clearing organizations), (d) the fees and disbursements of CAF’s and the Seller’s counsel and accountants, (e) the qualification of the Notes under state securities laws in accordance with Section 5(f), including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of any blue sky survey

(including the printing and delivery thereof to the Underwriters), (f) any fees charged by rating agencies for the rating (or consideration of the rating) of the Notes, (g) the fees and expenses incurred with respect to any filing with, and review by, the NASD, DTC or any similar organizations, (h) the fees and disbursements of the Indenture Trustee and its counsel, if any, and (i) the fees and disbursements of [                            ], acting in its capacity as owner trustee (in such capacity, the “Owner Trustee”) under the Amended and Restated Trust Agreement, dated as of [                    ] (the “Trust Agreement”), between the Seller and the Owner Trustee, and its counsel. The Underwriters have agreed to reimburse the Seller for certain amounts of the out-of-pocket expenses relating to the issuance of the Notes.

SECTION 7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties made herein, to the accuracy of the statements of officers made pursuant hereto, to the performance by the Seller and CAF of their obligations hereunder, and to the following additional conditions precedent:

(a) The Prospectus and any supplements thereto shall have been filed (if required) with the Commission in accordance with the Securities Act; and, before the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller or the Underwriters, shall be contemplated by the Commission or by any authority administering any state securities or blue sky law.

(b) On or before the Closing Date, you shall have received letters, dated as of the date hereof and as of the Closing Date, respectively, of [                        ], independent certified public accountants, substantially in the form of the drafts to which you have agreed previously and otherwise substantially in form and substance reasonably satisfactory to you and your counsel.

(c) After the date hereof, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Seller, CAF or Charter One Bank, and their respective subsidiaries, taken as a whole, that, in your judgment, is material and adverse and that makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

(d) You shall have received an opinion of [            ], counsel to the Seller and CAF, addressed to you and the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(e) (i) Mayer Brown LLP, special counsel to the Seller, CAF and the Issuer, shall have delivered an opinion or opinions, subject to customary qualifications, assumptions, limitations and exceptions, dated the Closing Date, in form and substance reasonably satisfactory to the Representative, with respect to the general corporate matters, the validity of the Notes, the Registration Statement, the Prospectus Supplement and the Prospectus, the effectiveness of such Registration Statement and the information contained in each of the Registration Statement, the Prospectus Supplement and the Prospectus; and (ii) Mayer Brown LLP, special counsel to the

Seller, CAF and the Issuer, shall have delivered a negative assurance letter with respect to the most recent Preliminary Prospectus delivered prior to the Time of Sale.

(f) You shall have received an opinion addressed to you, the Seller and the Servicer of [                                                 ], counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(g) You shall have received an opinion addressed to you, the Seller and the Servicer of [                                                 ], counsel to the Owner Trustee and special Delaware counsel to the Seller and the Issuer, dated the Closing Date and satisfactory in form and substance to you and your counsel.

(h) You shall have received certificates dated the Closing Date of any of the President, the Chief Financial Officer, any Vice President, the Controller, the Treasurer, the Secretary, Assistant Treasurer or the Assistant Secretary of the Seller and CAF in which such officers shall state that: (A) the representations and warranties made by such entity contained in the Transaction Documents and this Agreement are true and correct, that such party has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements on or before the Closing Date, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission or, to the knowledge of such officers, any authority administering state securities or blue sky laws and (B) since [            ] there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, or in the earnings, business or operations of the Issuer, the Seller or the Servicer except as disclosed to you in writing prior to the date of the Preliminary Prospectus.

(i) You shall have received evidence satisfactory to you that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in all applicable governmental offices reflecting (A) the transfer of the interest of CAF in the Receivables to the Seller pursuant to the Purchase Agreement, (B) the transfer of the interest of the Seller in the Receivables thereof to the Issuer pursuant to the Sale and Servicing Agreement, and (C) the Grant by the Issuer to the Indenture Trustee under the Indenture of a security interest in the interest of the Issuer in the Receivables.

(j) The Class A-1 Notes shall have been rated in the highest short-term rating category and the Class A-2 Notes, Class A-3 Notes and Class A-4 Notes shall have been rated in the highest long-term rating category by at least Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or Moody’s Investors Service, Inc.

(k) You shall have received, from each of CAF and the Seller, a certificate executed by a secretary or assistant secretary thereof to which shall be attached certified copies of the: (i) organizational documents, (ii) applicable resolutions and (iii) designation of incumbency of each such entity.

The Seller will provide or cause to be provided to you conformed copies of such opinions, certificates, letters and documents as you or your counsel reasonably request.

SECTION 8. Termination. This Agreement shall be subject to termination by notice given by you to the Seller if: (a) after the execution and delivery of this Agreement and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities of [                    ] shall have been suspended on any exchange or in any over-the-counter market; (iii) any general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, and (b) in the case of any of the events specified above, such event singly or together with any other such event makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

SECTION 9. Indemnification and Contribution. (a) The Seller and CAF will, jointly and severally, indemnify and hold harmless each Underwriter, and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities (including, without limitation, any legal or other expenses incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) to which they or any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the final Prospectus), the Prospectus or any amendment, exhibit or supplement thereto, or the Designated Static Pool Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that neither the Seller nor CAF will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with the Underwriter Information (as defined below).

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Seller and CAF and their respective directors, officers who signed the Registration Statement, and each person, if any, who controls such Persons within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, Preliminary Prospectus, the Prospectus or any amendment, exhibit or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information (as defined below), and (ii) the failure upon the part of any Underwriter to deliver the Preliminary Prospectus prior to the Time of Sale to any investor with whom such Underwriter entered into a Contract of Sale at such Time of Sale. As used herein, the term “Underwriter Information” means the information set forth in the [fourth] paragraph (regarding concessions and discounts) and the [second] sentence of the [fourteenth] paragraph (regarding market making) under the caption “Underwriting” in the Preliminary Prospectus or Prospectus. This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(c) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Seller and CAF, and each person, if any, who controls the Seller or CAF within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities (including, without limitation, any legal or other expenses incurred by any of them in connection with defending or investigating any such action or claim) to which the Seller or CAF may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus (defined below), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) any statement contained in any Underwriter Free Writing Prospectus (defined below) that conflicts with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof; provided, however, that with respect to clauses (i) and (ii) above, no Underwriter will be liable to the extent that any such loss, claim, damage or liability arises out of or is based upon any statement in or omission from any Underwriter Free Writing Prospectus (defined below) in reliance upon and in conformity with (A) any written information furnished to the related Underwriter by the Seller or CAF expressly for use therein, (B) information accurately extracted from the Preliminary Prospectus or Prospectus, which information was not corrected by information subsequently provided by the Seller or CAF to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus (defined below) or (C) Issuer Information (as defined below) (except for information regarding the status of the subscriptions for the Notes). This indemnity agreement will be in addition to any liability that each Underwriter may otherwise have.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either subsection (a), (b) or (c), such person (the “indemnified party”) promptly shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceedings and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party and the indemnified party agree on the retention of such counsel at the indemnifying party’s expense or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed promptly as they are incurred. Such counsel shall be designated in writing by the Seller, in the case of parties indemnified pursuant to subsection (a), and by the Representative, in the case of parties indemnified pursuant to subsection (b) and (c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c), then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnifying party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c): (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller, CAF, the Issuer and their affiliates on the one hand and the Underwriters on the other from the offering of the Notes, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller, CAF, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Seller, CAF, the Issuer and their affiliates on the one hand and the Underwriters on the other in connection with the offering of the Notes shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses other than underwriting discounts and commissions received by the Underwriters) received by the Seller, CAF, the Issuer and their affiliates bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller, CAF, the Issuer or their affiliates or by any Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the respective principal amounts of Notes they have purchased hereunder, and not joint.

(f) The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the other provisions of this Section, no Underwriter (except as may be provided in the agreement among Underwriters relating to the offering of the Notes) shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter exceed the amount of any damages that such Underwriter otherwise has been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution or indemnity from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section are not exclusive and shall not limit any rights or remedies that otherwise may be available to any indemnified party at law or in equity.

SECTION 10. Defaults by an Underwriter. If any one or more Underwriter(s) fail(s) to purchase and pay for any of the Notes agreed to be purchased by such Underwriter(s) hereunder, and such failure constitutes a default in the performance of its or their obligations under this Agreement, the remaining Underwriter(s) shall be obligated severally to take up and pay for (in the respective proportions that the amount of Notes set forth opposite their names in Schedule I bears to the aggregate amount of Notes set forth opposite the names of all the remaining Underwriter(s)) the Notes that the defaulting Underwriter(s) agreed but failed to purchase; provided, however, that if the aggregate amount of Notes that the defaulting Underwriter(s) agreed but failed to purchase exceeds 10% of the aggregate principal amount of Notes, the remaining Underwriter(s) shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriter(s) do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter. In the event of a default by any Underwriter as set forth in this Section, the Closing Date shall be postponed for such period, not exceeding seven days, as the remaining Underwriter(s) shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter(s) of any liability to the Seller, CAF, their affiliates or any nondefaulting Underwriter(s) for damages occasioned by its default hereunder.

SECTION 11. Offering Communications. Other than the Preliminary Prospectus, the Prospectus and any “free writing prospectus,” each Underwriter severally represents, warrants and agrees with CAF and the Seller that it has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Securities Act unless such Underwriter has obtained the prior written approval of CAF and the Seller;

provided, however, each Underwriter may prepare and convey to one or more of its potential investors without the consent of CAF, the Seller or any of their respective affiliates one or more “written communications” (as defined in Rule 405 under the Securities Act) in the form of (i) an Intex CDI file that does not contain any Issuer Information (as defined below) other than Issuer Information included in the Preliminary Prospectus previously filed with the Commission or (ii) other written communication containing no more than the following: information contemplated by Rule 134 under the Securities Act and included or to be included in the Preliminary Prospectus or the Prospectus, as well as a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes (each such written communication, an “Underwriter Free Writing Prospectus”). As used herein, the term “Issuer Information” means any information of the type specified in clauses (1) – (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

(a) Each Underwriter severally represents, warrants and agrees with CAF and the Seller that:

(i) each Underwriter Free Writing Prospectus prepared by it will not, as of the date such Underwriter Free Writing Prospectus was conveyed or delivered to any prospective purchaser of Notes, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that no Underwriter makes such representation, warranty or agreement to the extent such untrue statements or omissions were made in reliance upon and in conformity with information contained in the Preliminary Prospectus or the Prospectus or any written information furnished to the related Underwriter by CAF or the Seller specifically for use therein which information was not corrected by information subsequently provided by CAF or the Seller to the related Underwriter prior to the time of use of such Underwriter Free Writing Prospectus;

(ii) each Underwriter Free Writing Prospectus prepared by it shall contain a legend substantially in the form of and in compliance with Rule 433(c)(2)(i) of the Securities Act, and shall otherwise conform to any requirements for “free writing prospectuses” under the Securities Act;

(iii) each Underwriter Free Writing Prospectus prepared by it shall be delivered to CAF and the Seller no later than the time of first use and, unless otherwise agreed to by CAF and the Seller and the related Underwriter, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the date of first use (which shall be no earlier than the time that the Preliminary Prospectus is filed with the Commission); provided, however, if the date of first use is not a Business Day, such delivery shall occur no later than 5:00 p.m. (Eastern Time) on the first Business Day preceding such date of first use;

(iv) none of the information in any Underwriter Free Writing Prospectus will conflict with the information then contained in the Registration Statement or any prospectus or prospectus supplement that is a part thereof;

(v) such Underwriter has in place, and covenants that it shall maintain, internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the Securities Act and the rules and regulations thereunder with respect to the generation and use of Underwriter Free Writing Prospectuses in connection with the offering of the Notes. In addition, such Underwriter shall, for a period of at least three years after the date hereof, maintain written and/or electronic records of the following:

a. any Underwriter Free Writing Prospectus used by such Underwriter to solicit offers to purchase Notes to the extent not filed with the Commission;

b. regarding each Underwriter Free Writing Prospectus delivered by such Underwriter to an investor, the date of such delivery and identity of such investor; and

c. regarding each Contract of Sale entered into by such Underwriter, the date, identity of the investor and the terms of such Contract of Sale, as set forth in the related confirmation of trade; and

(vi) such Underwriter shall file any Underwriter Free Writing Prospectus that has been distributed by such Underwriter in a manner reasonably designed to lead to its broad, unrestricted dissemination within the later of two business days after such Underwriter first provides this information to investors and the date upon which the Seller is required to file the Prospectus Supplement with the Commission pursuant to Rule 424(b)(3) of the Securities Act or otherwise as required under Rule 433 of the Securities Act; provided, however, that such Underwriter shall not be required to file any Underwriter Free Writing Prospectus to the extent such Underwriter Free Writing Prospectus includes information in a “free writing prospectus,” Preliminary Prospectus or Prospectus previously filed with the Commission or that does not contain substantive changes from or additions to a “free writing prospectus” previously filed with the Commission.

SECTION 12. No Bankruptcy Petition. Each Underwriter covenants and agrees that, before the date that is one year and one day after the payment in full of all notes issued by the Issuer or any other common law or statutory trust, limited liability company or limited partnership formed by the Seller in connection with the issuance of securities, it will not institute against, or join any other person in instituting against, the Seller, the Issuer or any other such trust, limited liability company or limited partnership any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

SECTION 13. Survival of Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements set forth in or made pursuant to this Agreement or contained in certificates of officers submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation or statement as to the results thereof, and will survive delivery of and payment for the Notes. If for any reason the purchase of the Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed pursuant to Section 6 and the obligations pursuant to Section 9 shall remain in effect. If for any reason the purchase of the Notes by the Underwriters is not consummated, other than termination of this Agreement pursuant to Section 10, the Seller will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by any Underwriter in connection with the offering of the Notes.

SECTION 14. Notices. All communications hereunder will be in writing and will be mailed or delivered and confirmed in each case as follows: (a) if to the Underwriters, to the Representative, at [                            ]; (b) if to the Seller, at Citizens Auto Receivables, LLC, 480 Jefferson Boulevard, Warwick, Rhode Island 02886, Attention: [            ]; and (c) if to CAF, at Citizens Automobile Finance, Inc., 480 Jefferson Boulevard, Warwick, Rhode Island 02886, Attention: [            ].

SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, their respective successors and agents, and the directors, officers and control persons referred to in Section 9, and no other person will have any rights or obligations hereunder.

SECTION 16. Applicable Law, Entire Agreement. This Agreement will be governed by and construed in accordance with the law of the State of New York. This Agreement represents the entire agreement between the Seller and CAF, on the one hand, and the Underwriters, on the other, with respect to the preparation of the Prospectus or the Preliminary Prospectus, the conduct of the offering and the purchase and sale of the Notes.

SECTION 17. Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or the enforceability of such provision in any other jurisdiction.

SECTION 18. Amendment. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

SECTION 19. Headings. The headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 20. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

SECTION 21. Representation. You will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by you will be binding upon all the Underwriters.

SECTION 22. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, any documents executed and delivered in connection herewith or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 14 or, if not therein, in the Indenture; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

[signature pages follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicate hereof, whereupon it will become a binding agreement among the undersigned and the remaining Underwriters.

Very truly yours,

CITIZENS AUTO RECEIVABLES, LLC

By:
Name:
Title:

CITIZENS AUTOMOBILE FINANCE, INC.

By:
Name:
Title:

S-1	20[ ]-[ ] Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

[                                             ]

By:
Name:
Title:

For itself and as representative of the other several Underwriters named in the Underwriting Agreement.

S-2	20[ ]-[ ] Underwriting Agreement

SCHEDULE I

to Underwriting Agreement

The Underwriters named below are the “Underwriters” for the purpose of this Agreement.

Underwriters	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Total

Total

I-1